Exhibit 99.01

ACM Research Announces Preliminary 2019 Revenue and Initial Outlook for 2020 Revenue

—Preliminary 2019 Revenue of $105 to $107 Million—
—Projected 2020 Revenue of $130 to $150 Million—
—ACM to Present at Needham Growth Conference This Week—

Fremont, CA – January 13, 2020 – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer cleaning technologies for advanced semiconductor devices, today announced that preliminary unaudited revenue for the full year 2019 is expected to be in the range of $105 million to $107 million.  This would represent 41% to 43% annual growth, and would equal or exceed the outlook provided in its third quarter 2019 earnings release issued on November 6, 2019.

ACM also announced that it expects revenue for the full year 2020 to be in the range of $130 million to $150 million, which would represent annual growth of between 21% and 43%.

“We expect another year of strong growth in 2020, as we execute on our mission to become a major supplier of equipment to the global semiconductor industry,” said Dr. David Wang, ACM’s CEO.  “We anticipate solid growth from our top customers, with incremental contribution from our new Ultra C Tahoe, TEBO, ECP AP and ECP MAP products.  The range in our full-year 2020 outlook reflects various spending scenarios of the trajectory for production ramps for our customers, the recovery speed of the DRAM market, and the timing of revenue acceptance for first tools under evaluation in the field.”

ACM plans to release its fourth quarter and full year 2019 financial results in early March 2020. The 2019 revenue results included in this press release are preliminary. Actual full year 2019 revenue results are subject to the completion of ACM’s year-end financial closing procedures, and review and audit procedures by ACM’s independent registered public accounting firm.

As previously announced, ACM will be meeting with investors on January 14, 2020 at the 22nd Annual Needham Growth Conference in New York City.  Attendance at the conference is by invitation only for Needham & Company clients, but ACM will present a company overview at 1:30 PM EDT that will be publicly available via webcast accessible live, and posted shortly after the presentation, on the investor relations section of ACM’s website at http://ir.acmrcsh.com/.

Forward-Looking Statements

Information presented in this press release includes forward-looking for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements in the first paragraph with respect to preliminary 2019 revenue, statements in the second paragraph with respect to projected 2020 revenue and all of the statements in the third paragraph.  Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements.  Those risks and uncertainties include, but are not limited to, the following:  anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; suppliers may not be able to meet ACM’s demands on a timely basis; volatile global economic, market, industry, regulatory and other conditions could result in sharply lower demand for products containing semiconductors and for ACM's products and in disruption of capital and credit markets; ACM’s failure to successfully manage its operations; and trade regulations, currency fluctuations, political instability and war may materially adversely affect ACM due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations.  A further description of these risks, uncertainties and other matters can be found in filings ACM makes with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM, and ACM assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About ACM Research, Inc.

ACM Research develops, manufactures and sells single-wafer wet cleaning equipment, which semiconductor manufacturers can use in numerous manufacturing steps to remove particles, contaminants and other random defects, and thereby improve product yield, in fabricating advanced integrated circuits.

© ACM Research, Inc. The ACM logo, TEBO and ULTRA C are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without a ™ symbol, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to such trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Ralph Fong
+1 (415) 489-2195
ralph@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com